UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2013

GraphOn Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1901 S. Bascom Avenue, Suite 660 Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The voting results for the matters submitted to a vote of our stockholders at our Annual Meeting of Stockholders held on May 30, 2013, which are described in detail in our proxy statement filed with the Securities and Exchange Commission on April 19, 2013, are as follows:

1. The election of two Class II directors to serve until our 2016 annual meeting of stockholders:

	For	Withheld	Broker Non-votes

Michael Brochu	38,645,084	106,660	26,406,541
Sam M. Auriemma	38,650,100	101,644	26,406,541

2. The amendment of the Company's Amended and Restated Certificate of Incorporation, as amended, to change the Company's name to "hopTo, Inc." from "GraphOn Corporation":

For	Against	Abstain	Broker Non-votes

63,795,846	751,637	610,798	0

3. The amendment of the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock at a ratio to be determined by the Company's board of directors within a specified range and a reduction in the authorized number of shares of the Company's common stock based on one-half of the reverse stock split ratio, except in the case of a one-for-two reverse split ratio:

For	Against	Abstain	Broker Non-votes

61,058,911	3,254,518	844,854	0

4. Advisory vote on the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-votes

37,281,736	412,464	1,057,544	26,406,541

5. Advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers:
Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-votes

35,389,435	382,199	1,029,471	1,950,639	26,406,541

6. Ratification of the appointment of Macias, Gini & O'Connell, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-votes

63,898,074	1,207,167	53,042	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GraphOn Corporation

Dated: June 4, 2013	By:	/s/ Robert L. Dixon
Robert L. Dixon
Interim Chief Financial Officer, Secretary